EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2026 FIRST QUARTER RESULTS
Delivers Record Revenue, with Gross Margins and Earnings Per Share Above the Outlook Range;
Sees Continued Strong Demand Environment

LIVERMORE, Calif. — April 29, 2026 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2026 ended March 28, 2026. Quarterly revenues were $226.1 million, an increase of 5.1% compared to $215.2 million in the fourth quarter of fiscal 2025, and an increase of 32.0% from $171.4 million in the first quarter of fiscal 2025.

•Produced all-time record revenue; Non-GAAP gross margins up 510 basis points sequentially, 250 basis points above the high end of the outlook range; and Non-GAAP earnings per share also exceeding the high end of the outlook range
•Delivered record DRAM revenue with increased demand in HBM applications and sustained demand in non-HBM applications
•Significant increase in Foundry & Logic demand driven by growth in probe cards for networking applications

“FormFactor’s first quarter revenue grew sequentially to the second consecutive all-time record, with gross margin and earnings per share significantly above the high end of our outlook range,” said Mike Slessor, CEO of FormFactor, Inc. “These outstanding results exceed our target model on a quarterly run-rate basis and together with our current quarter outlook is expected to validate the model on an annualized basis.”

First Quarter Highlights

On a GAAP basis, net income for the first quarter of fiscal 2026 was $20.4 million, or $0.26 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2025 of $23.2 million, or $0.29 per fully-diluted share, and net income for the first quarter of fiscal 2025 of $6.4 million, or $0.08 per fully-diluted share. Gross margin for the first quarter of 2026 was 38.4%, compared with 42.2% in the fourth quarter of 2025, and 37.7% in the first quarter of 2025.

On a non-GAAP basis, net income for the first quarter of fiscal 2026 was $44.5 million, or $0.56 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2025 of $36.6 million, or $0.46 per fully-diluted share, and net income for the first quarter of fiscal 2025 of $18.0 million, or $0.23 per fully-diluted share. On a non-GAAP basis, gross margin for the first quarter of 2026 was 49.0%, compared with 43.9% in the fourth quarter of 2025, and 39.2% in the first quarter of 2025.

GAAP net cash provided by operating activities for the first quarter of fiscal 2026 was $45.0 million, compared to $46.0 million for the fourth quarter of fiscal 2025, and $23.5 million for the first quarter of fiscal 2025. Free cash flow for the first quarter of fiscal 2026 was $30.7 million, compared to free cash flow for the fourth quarter of fiscal 2025 of $34.7 million, and free cash flow for the first quarter of 2025 of $6.3 million.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the second quarter, we expect to again set a revenue record and deliver sequential increases in both gross margin and earnings per share, extending the momentum that began in the second half of last year.”

For the second quarter ending June 27, 2026, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$240 million +/- $5 million	—	$240 million +/- $5 million
Gross margin	46.6% +/- 1.5%	$6.9 million	49.5% +/- 1.5%
Net income per diluted share	$0.46 +/- $0.04	$0.15	$0.61 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three months ended March 28, 2026, and for outlook provided before, as well as for the comparable period of fiscal 2025, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to optimize device performance and advance yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans and financial models, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, the Company's performance, the Company's business strategies, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” “continue,” and “prospect,” and the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in and impacts from export control, tariffs and other trade barriers; changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions and investments; demand volatility and cyclicality of the industry; advancement of artificial intelligence; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as tariffs, military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
Revenues	$226,144	$215,163	$171,356
Cost of revenues	139,350	124,399	106,833
Gross profit	86,794	90,764	64,523
Operating expenses:
Research and development	30,780	30,403	27,800
Selling, general and administrative	32,292	35,167	33,454
Factory start-up costs	7,074	1,704	—
Total operating expenses	70,146	67,274	61,254
Operating income	16,648	23,490	3,269
Interest income, net	2,174	2,184	3,317
Other income, net	441	874	890
Income before income taxes and equity investment	19,263	26,548	7,476
Provision for income taxes	396	3,620	1,075
Income from equity investment	1,517	290	—
Net income	$20,384	$23,218	$6,401
Net income per share:
Basic	$0.26	$0.30	$0.08
Diluted	$0.26	$0.29	$0.08
Weighted-average number of shares used in per share calculations:
Basic	77,825	77,581	77,345
Diluted	79,415	78,864	77,884

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
GAAP Gross Profit	$86,794	$90,764	$64,523
Adjustments:
Restructuring charges	21,498	1,409	60
Stock-based compensation	1,782	1,755	2,005
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	659	483	542
Non-GAAP Gross Profit	$110,733	$94,411	$67,130

GAAP Gross Margin	38.4%	42.2%	37.7%
Adjustments:
Restructuring charges	9.5%	0.7%	—%
Stock-based compensation	0.8%	0.8%	1.2%
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	0.3%	0.2%	0.3%
Non-GAAP Gross Margin	49.0%	43.9%	39.2%

GAAP operating expenses	$70,146	$67,274	$61,254
Adjustments:
Restructuring charges	(1,823)	(661)	(2,823)
Stock-based compensation	(6,221)	(8,118)	(7,791)
Amortization of intangibles	—	(52)	(191)
Costs related to sale and acquisition of businesses	(96)	(956)	(217)
Non-GAAP operating expenses	$62,006	$57,487	$50,232

GAAP operating income	$16,648	$23,490	$3,269
Adjustments:
Restructuring charges	23,321	2,070	2,883
Stock-based compensation	8,003	9,873	9,796
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	659	535	733
Costs related to sale and acquisition of businesses	96	956	217
Non-GAAP operating income	$48,727	$36,924	$16,898

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28, 2026	December 27, 2025	March 29, 2025
GAAP net income	$20,384	$23,218	$6,401
Adjustments:
Restructuring charges	23,321	2,070	2,883
Stock-based compensation	8,003	9,873	9,796
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	659	535	733
Costs related to sale and acquisition of businesses, net of gain on sale of assets	20	3,526	217
Income tax effect of non-GAAP adjustments	(7,874)	(2,659)	(2,026)
Non-GAAP net income	$44,513	$36,563	$18,004

GAAP net income per share:
Basic	$0.26	$0.30	$0.08
Diluted	$0.26	$0.29	$0.08

Non-GAAP net income per share:
Basic	$0.57	$0.47	$0.23
Diluted	$0.56	$0.46	$0.23

GAAP net cash provided by operating activities	$44,961	$45,975	$23,539
Adjustments:
Sale of business and acquisition related payments in working capital	876	—	1,221
Cash paid for interest	85	86	92
Capital expenditures	(15,192)	(11,313)	(18,584)
Free cash flow	$30,730	$34,748	$6,268

GAAP net cash used in investing activities	$(23,407)	$(34,973)	$(84,660)
GAAP net cash used in financing activities	$(1,196)	$(4,073)	$(2,964)

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 28, 2026	March 29, 2025
Cash flows from operating activities:
Net income	$20,384	$6,401
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,172	8,830
Stock-based compensation expense	8,063	9,796
Provision for excess and obsolete inventories	4,804	2,879
Income from equity investment	(1,517)	—
Non-cash restructuring charges	15,994	2,102
Other activity impacting operating cash flows	(11,939)	(6,469)
Net cash provided by operating activities	44,961	23,539
Cash flows from investing activities:
Acquisition of property, plant and equipment	(15,192)	(18,584)
Proceeds from sale of assets	76	—
Purchase of equity investment	—	(67,156)
Proceeds from (purchases of) marketable securities, net	(8,291)	1,080
Net cash used in investing activities	(23,407)	(84,660)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	—	(22,135)
Proceeds from issuances of common stock	5,836	21,576
Principal repayments on term loans	(281)	(273)
Tax withholdings related to net share settlements of equity awards	(6,751)	(2,132)
Net cash used in financing activities	(1,196)	(2,964)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(957)	180
Net increase (decrease) in cash, cash equivalents and restricted cash	19,401	(63,905)
Cash, cash equivalents and restricted cash, beginning of period	107,047	197,206
Cash, cash equivalents and restricted cash, end of period	$126,448	$133,301

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 28, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$123,539	$103,330
Marketable securities	179,742	171,842
Accounts receivable, net of allowance for credit losses	132,155	125,416
Inventories, net	112,877	110,884
Restricted cash	897	1,063
Prepaid expenses and other current assets	51,596	44,519
Total current assets	600,806	557,054
Restricted cash	2,012	2,654
Operating lease, right-of-use-assets	16,404	17,202
Property, plant and equipment, net of accumulated depreciation	248,444	259,068
Equity investment	64,247	64,096
Goodwill	215,412	216,029
Intangible assets, net	15,482	16,302
Deferred tax assets	90,632	89,524
Other assets	2,411	2,433
Total assets	$1,255,850	$1,224,362

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,226	$47,436
Accrued liabilities	42,123	47,535
Current portion of long-term debt, net of unamortized issuance costs	1,145	1,137
Deferred revenue	26,291	20,091
Operating lease liabilities	8,326	7,662
Total current liabilities	132,111	123,861
Long-term debt, less current portion, net of unamortized issuance costs	10,782	11,071
Deferred tax liabilities	1,568	1,600
Long-term operating lease liabilities	11,638	12,488
Deferred grant	18,000	18,000
Other liabilities	22,952	21,939
Total liabilities	197,051	188,959

Stockholders’ equity:
Common stock	78	78
Additional paid-in capital	870,689	863,547
Accumulated other comprehensive (loss)	(7,658)	(3,528)
Accumulated income	195,690	175,306
Total stockholders’ equity	1,058,799	1,035,403
Total liabilities and stockholders’ equity	$1,255,850	$1,224,362

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” included in this press release.

Source: FormFactor, Inc.
FORM-F